Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Francesca DeMartino, SVP, Head of Investor Relations - 201-847-5743
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD Reports First Quarter Fiscal 2023 Financial Results

Execution of BD 2025 Strategy Delivering Consistent and Durable Performance

•Revenue of $4.6 billion decreased 2.8% as reported and increased 1.7% on a currency-neutral basis
•Revenue from base business (which excludes COVID-only diagnostic testing) grew 0.4% as reported, 5.2% currency-neutral
•GAAP and adjusted diluted EPS from continuing operations of $1.70 and $2.98, respectively
•Company raises full-year revenue and adjusted EPS guidance

FRANKLIN LAKES, NJ (February 2, 2023) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its first quarter of fiscal 2023, which ended December 31, 2022.

“Our strong performance in Q1 reflects the momentum of our BD 2025 strategy, driven by a combination of innovation and continued strong execution,” said Tom Polen, chairman, CEO and president of BD. “Consistent, durable performance in our base business reflects our team’s relentless focus on delivering category-leading products and transformative solutions that are helping our customers deliver quality and more cost-effective care to patients around the world. We believe that our strong execution, coupled with our winning portfolio, position BD to play a central role in reinventing care for a new era and creating sustained value for all stakeholders.”

Recent ESG Highlights

•Issued annual Global Inclusion, Diversity and Equity and Cybersecurity reports, detailing BD's progress toward promoting a healthy workforce and communities and its ongoing efforts to advance cybersecurity maturity and educate customers about cyber risks and vulnerabilities, respectively.
•Named to top 25% of Newsweek's 2023 list of America's Most Responsible Companies.
•Included in 2023 Bloomberg Gender-Equality Index for fourth consecutive year demonstrating the company’s ongoing commitment to advance workplace equality and progress in female leadership and talent pipeline.

Basis of Presentation— Continuing Operations

On April 1, 2022, the Company completed the spin-off of its Diabetes Care business as a separate publicly traded company named Embecta Corp. (“Embecta”). The historical results of the Diabetes Care business are now accounted for as discontinued operations. Financial information presented in this release reflects BD’s results on a continuing operations basis, which excludes Embecta. The prior period has been recast to conform to this presentation.

First Quarter Fiscal 2023 Operating Results

	Three Months Ended December 31,		Change	Foreign Currency Neutral Change[1]
(Millions of dollars, except per share amounts)	2022	2021
Revenues	$4,586	$4,718	(2.8)%	1.7%
Base Revenues[1]	$4,554	$4,534	0.4%	5.2%

Base Organic Revenue Growth[1]			(1.7)%	3.0%

Reported Diluted Earnings per Share	$1.70	$1.90	(10.5)%	(8.4)%
Adjusted Diluted Earnings per Share[1]	$2.98	$3.17	(6.0)%	(4.7)%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing. Base Organic Revenue Growth also excludes the contribution from inorganic revenues from acquisitions, which is defined as revenues recognized during the first 12 months post-acquisition.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]
	2022	2021
United States	$2,730	$2,703	1.0%	1.0%

International	$1,856	$2,016	(7.9)%	2.7%

Total Revenues	$4,586	$4,718	(2.8)%	1.7%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Revenues (Millions of dollars)	Three Months Ended December 31,		Reported Change	Foreign Currency Neutral Change[1]	Reported Change Base Revenues[1]	Foreign Currency Neutral Change Base Revenues[1]
	2022	2021
BD Medical	$2,154	$2,120	1.6%	6.1%	1.6%	6.1%

BD Life Sciences	$1,302	$1,483	(12.2)%	(7.3)%	(2.2)%	3.3%

BD Interventional	$1,129	$1,115	1.3%	5.6%	1.3%	5.6%

Total Revenues	$4,586	$4,718	(2.8)%	1.7%	0.4%	5.2%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by strong performance in MMS and PS.
•MDS performance reflects the impact of COVID dynamics including the comparison to prior-year vaccine device demand and recent restrictions in China, as well as planned strategic portfolio exits, partially offset by continued strong performance in vascular access management outside the US.
•MMS performance reflects momentum of our Pharmacy Automation solutions, including both Parata and BD Rowa™. As anticipated, growth was tempered by prior-year COVID dynamics including elevated dispensing installations and infusion set utilization.
•PS performance reflects our strong leadership position in pre-fillable solutions for high-growth markets like biologic drugs and vaccines supported by our differentiated supply capabilities.
The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences performance reflects a decline in COVID-only diagnostic testing revenues partially offset by growth in the segment's base business.
•IDS performance reflects a decline in COVID-only diagnostic testing revenues offset by growth in the base business that was driven by strong demand for our respiratory testing portfolio, which was partly aided by timing of dealer orders, strong BD Kiestra™ lab automation installations and leveraging our higher BD MAX™ installed base for molecular IVD assay growth. Base business growth was impacted by licensing fee revenue in the prior year.
•BDB performance reflects strong research reagent growth that continues to be enabled by our differentiated content and dye strategy, and continued advancement of our category leadership position in flow cytometry aided by strong demand for our recently launched BD FACSymphony™ A1/A5 SE analyzers and BD FACSymphony™ S6 sorter.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional performance was primarily driven by strong performance in PI.
•Surgery performance reflects strong worldwide growth in Advanced Repair and Reconstruction driven by continued strong market adoption of the Phasix™ hernia resorbable scaffold, and double-digit growth worldwide in biosurgery, aided by the Tissuemed acquisition. As expected, growth was tempered by planned strategic portfolio exits and the prior-year comparison from BD ChloraPrep™ dealer stocking.
•PI performance reflects double-digit growth in Peripheral Vascular Disease due to the Venovo™ relaunch, coupled with global penetration of Rotarex™ and the acquisition of Venclose™ which addresses chronic venous insufficiency. PI performance also reflects strong growth in Oncology within Greater Asia due to an improved backlog situation associated with prior-year supplier constraints.
•UCC performance reflects double-digit growth in BD PureWick™, which addresses chronic incontinence, and Endourology, that was aided by reduced backorder due to improved supplier performance. Growth was partially offset by the comparison to the Surestep™ backorder release and distributor stocking in the prior year in Urological Drainage.

Assumptions and Outlook for Full Year Fiscal 2023

The company raised its full-year revenue and adjusted EPS guidance ranges.

•The company now expects fiscal year 2023 revenues to be in the range of approximately $19.1 billion to $19.3 billion compared to $18.6 billion to $18.8 billion previously announced, which reflects an increase of approximately $500 million at the mid-point.
•Revenue guidance now assumes base business currency-neutral revenue growth of 5.75% to 6.75% compared to 5.25% to 6.25% previously announced, which represents an increase of 50 basis points, or approximately $90 million at the mid-point. Our increased base business revenue guidance reflects continued momentum as we execute our BD 2025 growth strategy.
•Revenue guidance now assumes approximately $50 million to $100 million in COVID-only diagnostic testing revenues, which is a decrease of approximately $75 million at the mid-point compared to approximately $125 million to $175 million previously announced.
•Based on current rates, foreign exchange would represent a reduction of approximately 200 basis points to total company revenue growth compared to approximately 450 basis points previously announced, which represents a reduction in the estimated foreign currency headwind of approximately 250 basis points or approximately $480 million.

•The company now expects fiscal year 2023 adjusted diluted EPS to be $12.07 to $12.32 compared to $11.85 to $12.10 previously announced, which is an increase of $0.22 at the mid-point.
•On a currency-neutral basis, we continue to expect adjusted diluted EPS growth of approximately 9% to 11%.
•Adjusted diluted EPS guidance includes an estimated impact from foreign currency of approximately 230 basis points based on current rates compared to 420 basis points previously announced, which represents a reduction in the estimated foreign currency headwind of approximately 190 basis points.

BD's outlook for fiscal 2023 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its first fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2023 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue, base business revenue growth and adjusted diluted EPS growth for our 2023 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2023 fiscal year in relation to our underlying 2022 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its first quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, February 2, 2023. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 1-800-695-0395 (domestic) and 1-402-220-1388 (international) through the close of business on Thursday, Feb. 9, 2023. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share, base revenue, base organic revenue growth and base revenue growth rates on a currency-neutral basis. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the first quarter of fiscal year 2023, and the corresponding prior period, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related costs, certain regulatory costs, certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, certain asset impairment charges, and certain pension settlement costs. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the first quarter of fiscal year 2023 over the corresponding prior period on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year period after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior period. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 77,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to the macroeconomic environment on our operations and healthcare spending, including any impact of the current disruptions in the global supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints, inflationary pressures, currency rate fluctuations and increased interest rates; the possible impact of the COVID-19 pandemic on our business and the global healthcare system (including reductions in procedures or capital spending that result in decreased demand for our products), disruptions to our operations or the operations of our suppliers and customers (including the impact of employee absenteeism) and our supply chain, and factors such as vaccine utilization rates, infection rates, the emergence of new variants and competitive factors that could impact the demand and pricing for our COVID-19 diagnostics testing); increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, changes in tax laws, new environmental laws and regulations, new cybersecurity or privacy laws or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; labor shortages and increased labor costs; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process) or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including inflation, deflation and fluctuations in interest rates and foreign exchange rates, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyberattacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; interruptions in our manufacturing or sterilization processes or those of our third-party providers; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; the remediation of our infusion pump business (including risks relating to our ability to obtain regulatory clearance and market acceptance of the BD Alaris™ System); our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. In addition, we have made certain assumptions in making these forward-looking statements, particularly regarding supply chain pressures, inflation and foreign exchange rates. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. The Russia and Ukraine conflict may also heighten the impact of certain of these factors described above as well as other factors discussed in BD's filings with the SEC. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended December 31,
	2022	2021	% Change
REVENUES	$4,586	$4,718	(2.8)

Cost of products sold	2,453	2,498	(1.8)
Selling and administrative expense	1,187	1,185	0.2
Research and development expense	313	314	(0.2)
Acquisition-related integration and restructuring expense	44	34	29.0
Other operating expense (income), net	3	(4)	176.6
TOTAL OPERATING COSTS AND EXPENSES	4,001	4,027	(0.6)
OPERATING INCOME	585	692	(15.4)

Interest expense	(102)	(98)	5.0
Interest income	6	2	217.9
Other (expense) income, net	(8)	4	(307.0)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	481	600	(19.8)
Income tax (benefit) provision	(28)	32	(188.5)
NET INCOME FROM CONTINUING OPERATIONS	509	568	(10.4)
Income from discontinued operations, net of tax	—	109	(100.0)
NET INCOME	509	677	(24.9)
Preferred stock dividends	(23)	(23)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$486	$655	(25.7)

BASIC EARNINGS PER SHARE
Income from Continuing Operations	1.71	1.92	(10.9)
Income from Discontinued Operations	—	0.38	(100.0)
Basic Earnings per Share	$1.71	$2.30	(25.7)

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	1.70	1.90	(10.5)
Income from Discontinued Operations	—	0.38	(100.0)
Diluted Earnings per Share	$1.70	$2.28	(25.4)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	283,887	284,685
Diluted	285,340	286,723

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	December 31, 2022	September 30, 2022
	(Unaudited)
ASSETS
Cash and equivalents	$612	$1,006
Restricted cash	133	153
Short-term investments	—	8
Trade receivables, net	2,282	2,191
Inventories	3,604	3,224
Prepaid expenses and other	1,545	1,559
TOTAL CURRENT ASSETS	8,175	8,141
Property, plant and equipment, net	6,247	6,012
Goodwill and other intangibles, net	36,752	36,932
Other assets	1,955	1,848
TOTAL ASSETS	$53,129	$52,934
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$2,188	$2,179
Other current liabilities	5,437	5,632
Long-term debt	14,268	13,886
Long-term employee benefit obligations	862	902
Deferred income taxes and other liabilities	4,872	5,052
Shareholders’ equity	25,502	25,282
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,129	$52,934

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Three Months Ended December 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$509	$677
Less: Income from discontinued operations, net of tax	—	109
Income from continuing operations, net of tax	509	568
Depreciation and amortization	567	546
Change in operating assets and liabilities and other, net	(676)	(585)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	399	530
INVESTING ACTIVITIES
Capital expenditures	(208)	(183)
Acquisitions, net of cash acquired	—	(415)
Other, net	(83)	(84)
NET CASH USED FOR CONTINUING INVESTING ACTIVITIES	(291)	(682)
FINANCING ACTIVITIES
Change in short-term debt	365	—
Payments of debt	(528)	—
Dividends paid	(281)	(271)
Other, net	(89)	(56)
NET CASH USED FOR CONTINUING FINANCING ACTIVITIES	(534)	(327)
DISCONTINUED OPERATIONS
Net cash provided by operating activities	—	144
Net cash used for investing activities	—	(4)
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	—	140
Effect of exchange rate changes on cash and equivalents and restricted cash	11	(6)
NET DECREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(415)	(345)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,159	2,392
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$744	$2,047

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended December 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2022	2021	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$620	$620	—
Medication Management Solutions	564	484	16.4
Pharmaceutical Systems	119	102	16.0
TOTAL	$1,303	$1,207	7.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$508	$615	(17.4)
Biosciences	137	129	6.3
TOTAL	$645	$744	(13.3)

BD INTERVENTIONAL
Surgery	$287	$281	2.0
Peripheral Intervention	236	217	8.9
Urology and Critical Care	259	254	2.1
TOTAL	$782	$752	4.0

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$2,730	$2,703	1.0
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$419	$476	$(46)	(12.0)	(2.3)
Medication Management Solutions	142	143	(18)	(0.3)	12.3
Pharmaceutical Systems (a)	290	294	(30)	(1.3)	8.7
TOTAL	$852	$913	$(94)	(6.7)	3.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$445	$530	$(53)	(16.1)	(6.1)
Biosciences	212	209	(20)	1.5	10.9
TOTAL	$657	$739	$(73)	(11.2)	(1.3)

BD INTERVENTIONAL
Surgery	$76	$80	$(10)	(5.4)	7.0
Peripheral Intervention	197	197	(25)	0.4	13.0
Urology and Critical Care	74	87	(13)	(14.0)	1.0
TOTAL	$347	$363	$(48)	(4.3)	8.8

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$1,856	$2,016	$(215)	(7.9)	2.7
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,039	$1,096	$(46)	(5.2)	(1.0)
Medication Management Solutions	706	627	(18)	12.6	15.5
Pharmaceutical Systems (a)	409	397	(30)	3.2	10.6
TOTAL	$2,154	$2,120	$(94)	1.6	6.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$952	$1,145	$(53)	(16.8)	(12.2)
Biosciences	349	338	(20)	3.3	9.2
TOTAL	$1,302	$1,483	$(73)	(12.2)	(7.3)

BD INTERVENTIONAL
Surgery	$363	$361	$(10)	0.4	3.1
Peripheral Intervention	433	413	(25)	4.8	10.8
Urology and Critical Care	333	340	(13)	(2.0)	1.8
TOTAL	$1,129	$1,115	$(48)	1.3	5.6

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,586	$4,718	$(215)	(2.8)	1.7
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Three Months Ended December 31,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,586	$4,718	$(215)	(2.8)	1.7
Less: COVID-19-only Diagnostic Testing Revenues	32	185	(1)	(82.6)	(82.1)
Base Revenues from Continuing Operations	$4,554	$4,534	$(214)	0.4	5.2

BD LIFE SCIENCES REVENUES	$1,302	$1,483	$(73)	(12.2)	(7.3)
Less: COVID-19-only Diagnostic Testing Revenues	32	185	(1)	(82.6)	(82.1)
Base BD Life Sciences Revenues	$1,270	$1,299	$(72)	(2.2)	3.3

Integrated Diagnostic Solutions Revenues	$952	$1,145	$(53)	(16.8)	(12.2)
Less: COVID-19-only Diagnostic Testing Revenues	32	185	(1)	(82.6)	(82.1)
Base Integrated Diagnostic Solutions Revenues	$920	$960	$(52)	(4.2)	1.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE ORGANIC REVENUE CHANGE
Three Months Ended December 31,
(Unaudited; Amounts in millions)

						F=(A-B)/B	G=(A-B-C)/B
	A	B	C	D=A-B	E=A-B-C	% Change
	2022	2021	FX Impact	Reported Change	FXN Change	Reported	FXN
TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,586	$4,718	$(215)	$(133)	$82	(2.8)	1.7
Less: COVID-19-only diagnostics	32	185	(1)	(152)	(152)	(82.6)	(82.1)
TOTAL BASE REVENUES FROM CONTINUING OPERATIONS	$4,554	$4,534	$(214)	$20	$234	0.4	5.2
Less: Inorganic revenue contribution (1)				96	96	2.1	2.1
Total Base Organic Revenue Growth from Continuing Operations				$(76)	$138	(1.7)	3.0

(1)    Inorganic revenue contribution is defined as the amount of incremental revenue recognized during the first 12 months post-acquisition. Acquisitions include: Parata and MedKeeper in the Medical Segment, Cytognos in the Life Sciences Segment and Venclose and Tissuemed in the Interventional Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,
	2022	2021	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$1.70	$1.90	$(0.20)	$(0.04)	$(0.16)	(10.5)%	(8.4)%
Purchase accounting adjustments ($362 million and $364 million pre-tax, respectively) (1)	1.27	1.27		(0.01)
Integration costs ($18 million and $17 million pre-tax, respectively) (2)	0.06	0.06		—
Restructuring costs ($26 million and $17 million pre-tax, respectively) (2)	0.09	0.06		—
Separation-related items ($6 million pre-tax) (3)	0.02	—		—
European regulatory initiative-related costs ($33 million and $31 million pre-tax, respectively) (4)	0.11	0.11		—
Product, litigation, and other items ($4 million and $22 million pre-tax, respectively)(5)	0.01	0.08		—
Income tax benefit of special items ($(86) million and $(86) million, respectively)	(0.30)	(0.30)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$2.98	$3.17	$(0.19)	$(0.04)	$(0.15)	(6.0)%	(4.7)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense (income), net and incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2023 OUTLOOK RECONCILIATION

	Full Year FY2022	Full Year FY2023 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues from Continuing Operations	$18,870
Less: COVID-19-only Diagnostic Testing Revenues	511
Base Business Revenues from Continuing Operations	$18,358

FY2023 Base Business Revenue Growth		+5.75% to +6.75%
FY2023 COVID-19-Only Diagnostic Testing Revenues			~$50 to $100 million
Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~200) basis points
Total FY 2023 Revenues from Continuing Operations			$19.1 to $19.3 billion

Note - Base Business Revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2023 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2023 Outlook
	Full Year FY2022 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.38
Purchase accounting adjustments ($1.431 billion pre-tax) (1)	4.98
Integration costs ($68 million pre-tax) (2)	0.24
Restructuring costs ($123 million pre-tax) (2)	0.43
Separation-related items ($20 million pre-tax) (3)	0.07
European regulatory initiative-related costs ($146 million pre-tax) (4)	0.51
Product, litigation, and other items ($268 million pre-tax) (5)	0.93
Impacts of debt extinguishment ($24 million pre-tax)	0.08
Income tax benefit of special items ($(366) million)	(1.27)
Adjusted Diluted Earnings per Share	$11.35	$12.07 to $12.32
Illustrative Foreign Currency (FX) Impact, based on FX spot rates		(~230) basis points
FX Neutral % Change		~+9% to +11%

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integration and restructuring activities, as well as costs associated with simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense (income), net and incurred in connection with the separation of BD's former Diabetes Care business.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes certain (income) expense items which are not part of ordinary operations and affect the comparability of the periods presented. Such items may include certain product remediation costs, certain product liability and legal defense costs, certain investment gains and losses, and certain asset impairment charges. Items in 2022 included product remediation costs of $72 million recorded to Cost of products sold, certain asset impairment charges of $54 million recorded to Cost of products sold, and pension settlement costs of $73 million recorded to Other (expense) income, net.
.